Exhibit 99.1
October 17, 2008 — Frequently Asked Questions and Answers — (FAQs)

From time to time, Investor Relations will provide FAQs on various topics of interest. The following is a recent FAQ.

Q	What are the IMS prescription volumes for VYTORIN and ZETIA?

A	U.S. Total Prescription Volume (000’s)

	Jan.	Feb.	March	April	May	June
	2008	2008	2008	2008	2008	2008
Cholesterol Management Market	20,519	19,042	19,788	19,645	19,910	19,403
Total Merck/Schering-Plough Franchise	3,226	2,790	2,820	2,507	2,479	2,351
VYTORIN	1,851	1,607	1,619	1,428	1,412	1,330
ZETIA	1,375	1,183	1,201	1,079	1,067	1,022

				July	Aug.	Sept.
				2008	2008	2008
Cholesterol Management Market				20,292	19,666	19,923
Total Merck/Schering-Plough Franchise				2,376	2,233	2,171
VYTORIN				1,339	1,249	1,202
ZETIA				1,038	984	969
Source: IMS’ National Prescription Audit Plus (NPA+) as of October 15, 2008 which includes routine refinements by IMS to previously published data.

DISCLOSURE NOTICE: The information in the frequently asked questions included in this FAQ, and in other written and oral statements about Schering-Plough and its business made by Schering-Plough or its officers from time to time, includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to prescription trends for VYTORIN and ZETIA.

Forward-looking statements relate to expectations or forecasts of future events. Schering-Plough does not assume the obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from Schering-Plough’s forward-looking statements, including market forces (such as customer buying patterns); economic factors; product availability; patent and other intellectual property protection; current and future branded, generic or over-the-counter competition; the timing and outcomes of the regulatory process; the timing and outcomes of clinical trials; and prescriber, patient and media reaction to data obtained from post-marketing clinical trials, among other uncertainties. For further details about these and other factors that may impact the forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part II, Item 1A. “Risk Factors” in the second quarter 2008 10-Q, filed August 1, 2008.